EXHIBIT 5.1

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                                    May 4, 1994



         Farah Incorporated
         8889 Gateway West
         El Paso, Texas  79925

              Re:  Registration of Common Stock of Farah Incorporated


         Gentlemen:

         On May 4, 1994, Farah Incorporated, a Texas corporation (the "Company"), filed with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the registration by the Company of an aggregate of 350,000 shares of its common stock, no par value (the "Shares"). We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement.

         In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Articles of Incorporation and the Bylaws of the Company; (ii) copies of resolutions of the Board of Directors of the Company authorizing the issuance of the Shares to be sold by the Company and related matters; (iii) the Registration Statement and all exhibits thereto; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.


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         Farah Incorporated
         May 4, 1994
         Page   2



         Based upon the foregoing examination, we are of the opinion that the Shares to be registered by the Company as described in the Registration Statement have been duly and validly authorized for issuance or sale and the Shares, when issued by the Company, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category or persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

         Very truly yours,

         BAKER & McKENZIE



         BY: /s/DANIEL W. RABUN
            Daniel W. Rabun, Partner